SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.     )


Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement    [ ]   Confidential, for use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            BEDFORD BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            BEDFORD BANCSHARES, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X]  No fee required
  [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
       0-11.

         (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

         (5) Total fee paid:
--------------------------------------------------------------------------------

  [ ]   Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:
--------------------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

         (3) Filing Party:
--------------------------------------------------------------------------------

         (4) Date Filed:
--------------------------------------------------------------------------------

                            BEDFORD BANCSHARES, INC.









December 19, 1997

Dear Fellow Stockholder:

         On  behalf  of  the  Board  of  Directors  and  management  of  Bedford
Bancshares, Inc., I cordially invite you to attend the Annual Meeting of Stockholders to be held at the Olde Liberty Station, 515 Bedford, Avenue, Bedford, Virginia 24523 on January 28, 1998, at 2:00 p.m. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. During the Meeting, I will also report on the operations of the Company. As noted in the Proxy Statement, Proposal III is a stockholder proposal, which has not been adopted by the Board of Directors, and the Board recommends that stockholders vote AGAINST Proposal III. Directors and officers of the Company will be present to respond to any questions stockholders may have.

         Whether or not you plan to attend the Meeting, please sign and date the enclosed Proxy Card and return it in the accompanying postage-paid return envelope as promptly as possible. This will not prevent you from voting in person at the Meeting, but will assure that your vote is counted if you are unable to attend the Meeting. YOUR VOTE IS VERY IMPORTANT.

                                            Sincerely,



                                            Harold K. Neal
                                            President

--------------------------------------------------------------------------------
                            BEDFORD BANCSHARES, INC.
                               125 W. MAIN STREET
                             BEDFORD, VIRGINIA 24523
                                 (540) 586-2590
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be Held on January 28, 1998
--------------------------------------------------------------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Bedford Bancshares, Inc. ("the Company"), will be held at the Olde Liberty Station, 515 Bedford Avenue, Bedford, Virginia on January 28, 1998, at 2:00 p.m.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

               1. The election of three directors of the Company for terms of three years.

               2. The ratification of the appointment of B.D.O. Seidman, LLP as independent auditors of Bedford Bancshares, Inc. for the fiscal year ending September 30, 1998.

               3. The consideration of a stockholder proposal recommending that the Board of Directors take certain action.

               4. The transaction of such other matters as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on December 10, 1997, are the stockholders entitled to vote at the Meeting and any adjournments thereof.

         You are requested to complete and sign the enclosed Proxy Card which is solicited by the Board of Directors and to return it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           Nancy T. Snyder
                                           Corporate Secretary

Bedford, Virginia
December 19, 1997

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                            BEDFORD BANCSHARES, INC.
                               125 W. MAIN STREET
                             BEDFORD, VIRGINIA 24523
--------------------------------------------------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                January 28, 1998
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Bedford Bancshares, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company which will be held at the Olde Liberty Station, 515 Bedford, Avenue, Bedford, Virginia on January 28, 1998, at 2:00 p.m. local time. The accompanying Notice of Meeting and this Proxy Statement are being first mailed to stockholders on or about December 19, 1997. The Company is the parent company of Bedford Federal Savings Bank (the "Savings Bank")

         At the Meeting, stockholders will consider and vote upon (i) the election of three directors; and (ii) the ratification of the appointment of B.D.O. Seidman, LLP as independent auditors of the Company for the fiscal year ending September 30, 1998; and (iii) a stockholder proposal. The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournment thereof.

--------------------------------------------------------------------------------
                             REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxies will be voted "FOR" the nominees for directors set forth below, "FOR" the Ratification of B.D.O. Seidman, LLP as independent auditors of the Company and "AGAINST" the enclosed stockholder proposal. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve, or for good cause will not serve, and matters incident to the conduct of the Meeting.

--------------------------------------------------------------------------------
             VOTING SECURITIES AND CERTAIN PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

         Stockholders of record as of the close of business on December 10, 1997 ("Voting Record Date"), are entitled to one vote for each share of Common Stock of the Company then held. As of the Voting Record Date, the Company had 1,142,425 shares of Common Stock issued and outstanding.

         The Articles of Incorporation of the Company provide that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote with respect to the shares held in excess of the Limit. Beneficial ownership is determined pursuant to the definition in the Articles of Incorporation and includes shares beneficially owned by such person or any of his or her affiliates or associates (as defined in the Articles of Incorporation), shares which such person or his or her affiliates or associates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his or her affiliates or associates have or share investment or voting power, but shall not include shares beneficially owned by any employee stock ownership or similar plan of the issuer or any subsidiary.

         The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote (after subtracting any shares held in excess of the Limit) is necessary to constitute a quorum at the Meeting. With respect to any matter, any shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter (the "Broker Non-Votes") will be considered present for purposes of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to act upon any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

         As to the election of directors (Proposal I), the proxy card being provided by the Board enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Under the Company's Bylaws, directors are elected by a plurality of votes cast, without respect to either (i) Broker Non-Votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

         As to the ratification of independent auditors (Proposal II), the Stockholder Proposal (Proposal III), and all other matters that may properly come before the Meeting, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item, (ii) vote "AGAINST" the item, or (iii) "ABSTAIN" with respect to the item. Under the Company's Articles of Incorporation and Bylaws, unless otherwise required by law, all other matters (including Proposal III) shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) Broker Non-Votes, or (b) proxies marked "ABSTAIN" as to that matter. An affirmative vote of the holders of a majority of Common Stock present at the Meeting, in person or by proxy, and entitled to vote, is required to constitute stockholder approval.

         Persons and groups owning in excess of 5% of the Company's Common Stock are required to file certain reports regarding such ownership pursuant to the 1934 Act. The following table sets forth, as of Voting Record Date, certain information as to the Common Stock beneficially owned by persons and groups in excess of 5% of the Company's Common Stock and the ownership of all executive officers and directors of the Company as a group. Management knows of no person other than those set forth below who owns more than 5% of the Company's outstanding shares of Common Stock at the Voting Record Date.


                                                                                     Percent of Shares of
                                                        Amount and Nature of              Common Stock
Name and Address of Beneficial Owner                    Beneficial Ownership              Outstanding
------------------------------------                    --------------------              -----------

Bedford Federal Savings Bank(1)                               78,854                             6.90%
Employee Stock Ownership Plan Trust ("ESOP")
125 W. Main Street
Bedford, Virginia
All Directors and Executive Officers as a Group              169,271                            13.97%
(11 persons)(2)


----------------------------------
(1) The ESOP purchased such shares for the exclusive benefit of plan employee participants with funds borrowed from the Company. These shares are held in a suspense account and are allocated among ESOP participants annually on the basis of total gross compensation as the ESOP debt is repaid. Directors Bond, Cooper, Garrett, Neal and Putney and Nancy T. Snyder serve as the ESOP administrative committee ("ESOP Committee") and Directors Bond, Cooper, Garrett and Putney serve as the ESOP trustees ("ESOP Trustees"). The ESOP Committee or the Board instructs the ESOP Trustees regarding investment of ESOP plan assets. The ESOP Trustees must vote all shares allocated to participant accounts under the ESOP as directed by participants. Unallocated shares and shares for which no timely voting directive is received are voted by the ESOP Trustees as directed by the ESOP Committee. As of December 10, 1997, 25,333 shares have been allocated under the ESOP to participant accounts.
(2) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole or shared voting and investment power, unless otherwise indicated. Includes options to purchase an additional 69,163 shares held by executive officers and directors granted under the 1994 Stock Option Plan which are exercisable within 60 days of the Voting Record Date. See "Information with Respect to Nominees for Director; Directors Whose Terms Continue; and Executive Officers."

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

         The Common Stock of the Company is registered pursuant to Section 12(g) of the 1934 Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") disclosing changes in beneficial ownership of the Common Stock. Based on the Company's review of such ownership reports, except as set forth below, no officer, director or 10% beneficial owner of the Company failed to file such ownership reports on a timely basis for the fiscal year ended September 30, 1997. Russell Millner, Vice President, was late in filing a Form 4 to report the sale of 4,720 shares of common stock on May 12, 1997. The Form 4 was filed on July 2, 1997

--------------------------------------------------------------------------------
             I - INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR;
             DIRECTORS WHOSE TERMS CONTINUE; AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

Election of Directors

         The Company's Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three year period, with approximately one-third of the directors elected each year. The Board of Directors currently consists of eight members. Three directors will be elected at the Meeting, to serve for a three-year term or until his successor has been elected and qualified.

         Hugh H. Bond, William T. Powell, and Macon C. Putney have been nominated by the Board of Directors to serve as directors for three-year terms to expire in 2001. Messrs. Bond, Powell, and Putney are currently members of the Board. It is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees. If the nominees are unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why the nominees might be unavailable to serve.

         The following table sets forth the nominees and the directors continuing in office, their name, age, the year they first became a director of the Company or the Savings Bank, the Company's wholly-owned subsidiary, the expiration date of their current term as a director, and the number and percentage of shares of the Company's Common Stock beneficially owned. Each director of the Company is also a member of the Board of Directors of the Savings Bank.

                                                                                               Shares of
                                                   Year First           Current               Common Stock
                                                   Elected or           Term to            Beneficially Owned          Percent
Name                              Age(1)          Appointed(2)          Expire                   (3)(4)                of Class
----                              ------          ------------          -------                 --------               --------
Board Nominee for Term to Expire in 2001

Hugh H. Bond                        65                1963                1998               15,384(5)(6)(7)             1.35%

William T. Powell                   66                1996                1998                  200                      0.02

Macon C. Putney                     62                1977                1998               20,384(5)(6)(7)             1.78

                        THE BOARD OF DIRECTORS RECOMMENDS
                    THAT THE NOMINEES BE ELECTED AS DIRECTORS

Directors Continuing In Office

Harry W. Garrett, Jr.               61                1970                1999               18,312(5)(6)(7)             1.60

Harold K. Neal                      60                1972                1999               45,170(5)(8)                3.95

George N. Cooper                    69                1988                2000               20,384(5)(6)(7)             1.78

William P. Pickett                  64                1986                2000               21,020(6)(7)                1.84

W. Henry Walton, Jr.                72                1955                2000               15,789(6)(7)                1.38

                            (Footnotes on next page.)

                         (Footnotes from previous page.)


(1)      At September 30, 1997.
(2) Refers to the year the individual first became a director of the Savings Bank. All directors of the Savings Bank (except for Mr. Powell) became directors of the Company when it was incorporated in March 1994.
(3)      Beneficial ownership as of the Voting Record Date.
(4) Pursuant to rules promulgated under the 1934 Act, a person or entity is considered to beneficially own shares of Common Stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares; or (2)
         investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, includes all shares held directly by the named individuals as well as by spouses, minor children in trust and other indirect ownership, over which shares the named individual effectively exercises sole voting and investment power.
(5) Excludes 78,854 shares of Common Stock (6.90% of the issued and outstanding shares) held by the ESOP of the Savings Bank for which such individuals serve as a member of the ESOP Committee or Trustee Committee and exercise shared voting and investment power. Shares which are unallocated to participating employees (presently 54,667 shares) and shares for which no voting directions are received are voted by the plan trustee. Once allocated to participant accounts, such Common Stock will be voted by the plan trustee as directed by the plan participant as the beneficial owner of such Common Stock. The plan trustee acts as a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The individuals serving as plan trustee disclaim beneficial ownership of stock held under the ESOP for which they serve as plan trustee.
(6) Includes 1,291 restricted shares granted to such individual pursuant to the Savings Bank's Recognition and Retention Plan ("RRP") which remain unvested and will continue to vest at a rate of one-fifth of the total initially granted (2,153 shares) each year beginning January 25, 1996. Each individual possesses sole voting power of such shares, however, each recipient does not possess investment power until such shares vest.
(7) Includes 3,231 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Voting Record Date (thereby increasing the number of shares outstanding by an equal amount).
(8) Includes 7,537 restricted shares granted to such individual pursuant to the RRP which remain unvested and will continue to vest at a rate of one-fifth of the total initially granted (12,563 shares) each year beginning January 25, 1996. Such individual possesses sole voting power of such shares, however, each recipient does not possess investment power until such shares vest. Includes 18,846 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Voting Record Date (thereby increasing the number of shares outstanding by an equal amount).

Director Biographical Information

         The principal occupation of each director and each nominee for director of the Company for the last five years is set forth below.

         Hugh H. Bond served as President of the Savings Bank from 1970 to 1996. On October 16, 1996, Mr. Bond was appointed Chairman of the Board to fill the vacancy created by the death of Mr. T. Glynn Bradley. Mr. Bond has been associated with Scott and Bond, Inc., an independent insurance and real estate firm for over forty years and served as the firm's President and CEO until September 1994, at which time he sold his interest in the corporation. Mr. Bond currently serves as an Associate Real Estate Broker with Scott & Bond, Inc. He is a member of the Board of Directors of Piedmont Label Co., Inc.

         George N. Cooper retired as an insurance agent of State Farm Insurance Companies in January 1994 after 38 years of service. Currently, Mr. Cooper is President and owns 25% of Montvale Car Wash, Inc. Mr. Cooper, a Shriner and past Master of the Bedford Masonic Lodge in Moneta, Virginia, is involved in many community and civic activities. He is a former Chairman of the Bedford County Industrial Development Authority and currently serves as Vice Chairman of the Board of Directors of the Moneta Medical Center.

         Harry W. Garrett, Jr. is an attorney with the law firm of Garrett & Garrett. He was admitted to the Bar in 1961 at which time he began to practice in Bedford, Virginia. He is currently a member and past President of the Bedford County Bar Association and a member of the Virginia and American Bar Associations, Virginia Trial Lawyers Association and American Board of Trial Advocates. Mr. Garrett served as Commonwealth's Attorney for Bedford County from 1968-1979. He has been active in community and civic organizations and is a past President of the Bedford Lions Club.

         Harold K. Neal was first employed by the Savings Bank in 1971 as Executive Vice President and Chief Executive Officer. Mr. Neal became President on October 16, 1996. Prior to joining Bedford Federal, Mr. Neal was employed with First Federal Savings Bank in Lynchburg, Virginia for 13 years. He is a past Chairman of the Board of Governors of the Virginia League of Savings
Institutions and has served three terms on the Board of Directors and the Executive Committee of the America's Community Bankers. He is currently serving on the Board of Directors and Executive Committee of the Virginia Bankers Association. Mr. Neal is active in various community and civic affairs. Past directorships include the Bedford Area YMCA, which he helped organize, Bedford Memorial Hospital, Bedford Centertown Association, Bedford Country Club and the Lynchburg Home Builders Association. He currently serves on the Board of the Bedford Chapter of the American Heart Association, and the Bedford Community Health Foundation.

         William P. Pickett has been the Executive Director of the Elks National Home since 1985. He retired from Armco, Inc., Butler, Pennsylvania prior to assuming his position with the Elks National Home. Mr. Pickett is a past President of the Bedford Chapter of the American Red Cross and a past member of the Boards of Directors of the Bedford Area Chamber of Commerce, Bedford Main Street, Inc., the Library Advisory Council and was a member of the Governor's Task Force regarding Homes for Adults Legislation. He currently serves on the Board of Directors of the Bedford Life Saving Crew, the Advisory Committee of the Bedford County School of Practical Nursing and is a member of the City Industrial Development Authority.

         William T. Powell, CPA, retired in 1997 as a CPA and a partner in the Lynchburg office of Cherry, Bekaert & Holland, L.L.P., a regional firm of public accountants and consultants, where he had worked principally with financial institutions. He is a member of various state and national professional associations, with five years service on the American Institute of CPA's Committee on Savings and Loan Accounting and Auditing. He is a past president of the Virginia society for CPA's Committee on Financial Institutions, the Lynchburg Chapter of the Institute of Management Accountants, and the Lynchburg Host Lions Club.

         Macon C. Putney is an attorney and has been engaged in general practice with the law firm of Putney & Putney since 1962. He is a member of the Bedford County and Virginia State Bar Associations. Mr. Putney is active in the Bedford Baptist Church and is a former member of the Zoning Appeals Board for the City of Bedford.

         W. Henry Walton, Jr. is a realtor and real estate appraiser with the firm of Scott & Bond, Inc. Prior to his real estate business, Mr. Walton operated a general merchandise store and was an independent farmer. He is a former member of the Bedford County Board of Supervisors, is a member and past President of the Bedford Area Chamber of Commerce and currently serves as Secretary- Treasurer of the Bedford County Industrial Development Corporation and on the Board of the Bedford Chapter of the American Heart Association.

Meetings and Committees of the Board of Directors

         The Board of Directors of the Company conducts its business through meetings of the Board and through activities of its committees. All committees act for both the Company and the Savings Bank. During the fiscal year ended September 30, 1997, the Board of Directors held 12 regular meetings and four special meetings. No director attended fewer than 75% of the total meetings of the Board of Directors of the Savings Bank and committees on which such director served during the fiscal year ended September 30, 1997.

         The Audit Committee is comprised of Messrs. Bond, Cooper, Pickett, and Putney. The Audit Committee annually selects the independent auditors and meets with the accountants to discuss the annual audit. The Audit Committee is further responsible for internal controls and financial reporting. The Committee met once in fiscal 1997.

         The Executive Committee consists of Messrs. Bond, Neal, Putney and Walton. The Executive Committee meets on call. It offers guidance and sets policy for the Savings Bank's management. When necessary, it performs functions of the full Board during the intervals between meetings of the Board of Directors. The Executive Committee met once in fiscal 1997.

         The Strategic Planning Committee is comprised of Messrs. Bond, Neal, Powell and Putney. The Committee was formed in October 1997 to review quarterly the Company's progress in achieving pre-determined corporate goals and objectives. In addition, the committee will meet as needed to review any strategic planning issues, including, but not limited to, potential acquisition or expansion activities, proposed mergers, and other strategic profit and/or growth opportunities.

         The Personnel Committee consists of Messrs. Bond, Garrett, Putney and Cooper. The Personnel Committee meets annually to review and recommend salary adjustments for the Bank's senior management. The Personnel Committee met once in fiscal 1997.

         The Company's Board of Directors act as a nominating committee for selecting the nominees for election as directors in accordance with the Company's Bylaws. In its deliberations, the Nominating Committee considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would allow the Board to continue its geographic diversity that provides for adequate representation of each of its market areas. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Company's stockholders for nominees nor, subject to the procedural requirements set forth in the Company's Bylaws, established any procedures for this purpose. During fiscal year 1997, the Board of Directors met once as the Nominating Committee.

Stockholder Nominations

         Article 7, Section D of the Company's Articles of Incorporation provides that stockholders entitled to vote for the election of directors may name nominees for election to the Board of Directors. Any such nominations must be submitted to the Secretary of the Company in writing, in a form as set forth in the Articles, not less than 14 days nor more than 60 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, if fewer than 21 days notice of the meeting is given to stockholders, such written notice shall be received no later than the close of the tenth day following the day on which notice of the meeting was mailed. The Company is not required to include such nominations in its Proxy Statement. However, if such a nomination is properly made, ballots will be provided for use by stockholders at the Meeting bearing the name of such nominee or nominees.

Directors' Compensation

         The Company does not presently compensate its directors. However, Chairman Bond is paid $800 per meeting of the Board of Directors of the Savings Bank attended and all other directors are paid $600 per meeting attended. Non-salaried committee members are paid $100 per meeting attended. Director fees paid during fiscal 1997 by the Savings Bank totalled $79,700.

         In addition, non-employee Directors of the Company received awards of restricted stock under the RRP. Each such Director then in office received 2,153 shares of restricted Common Stock as of January 25, 1995, which shall be non-forfeitable at the rate of 20% annually on and after January 25, 1996. Further, each non-employee Director then in office received stock options to purchase 5,384 shares of Common Stock at $11.00 per share. Such options were first exercisable at the rate of 20% annually on and after January 25, 1996. See "Management Remuneration and Other Information -- Executive Compensation," for information regarding stock awards to the chief executive officer, who is also a member of the Board of Directors.

Executive Officers

         The following table sets forth information with respect to the executive officers of the Company.



Name                     Age (1)       Position
----                     -------       --------

Harold K. Neal              60         President and Chief Executive Officer

Russell E. Millner          55         Vice President

James W. Smith              52         Vice President, Treasurer and Comptroller

Nancy T. Snyder             35         Corporate Secretary

---------------------
(1)      At September 30, 1997.

         Since the formation of the Company, none of its executive officers, directors or other personnel received remuneration from the Company. Executive officers receive compensation from the Savings Bank. See "-- Executive Compensation." The principal occupation of each non-director executive officer of the Savings Bank is set forth below. All executive officers have held their present positions for five years unless otherwise stated.

         Russell E. Millner was first employed by the Savings Bank in 1977 as Vice President. Prior to joining the Savings Bank, Mr. Millner was Vice President of Liberty Bank of Bedford. His current responsibilities include overseeing the Savings Bank's lending departments and branch operations.

         James W. Smith was first employed by the Savings Bank in 1979 as Comptroller. Prior to joining the Savings Bank, Mr. Smith was Regional Accounting Manager for Macke Company and served as a staff accountant with two regional CPA firms. He received his Public Accounting Certification in 1975. He was elected Treasurer of Bedford Federal in 1987 and Vice President/Treasurer in 1992 and is currently the Savings Bank's Chief Financial Officer.

         Nancy T. Snyder was employed by the Savings Bank in 1987 as Executive Secretary, was promoted to Administrative Assistant in 1993 and named Corporate Secretary effective January 1, 1995. Her current responsibilities include human resources, investor relations and various other duties related to the Savings Bank's administration. Ms. Snyder is a past President and current Treasurer of the Bedford Junior Women's Club, past president of the local chapter of the Institute for Financial Education, and is active in the Bedford Area Chamber of Commerce.

--------------------------------------------------------------------------------
                  MANAGEMENT REMUNERATION AND OTHER INFORMATION
--------------------------------------------------------------------------------

Executive Compensation

         Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned by the Chief Executive Officer of the Savings Bank for the years ended September 30, 1997, 1996 and 1995. No other executive officer of the Savings Bank had a salary and bonus during such periods that exceeded $100,000 for services rendered in all capacities to the Savings Bank or the Company in the aggregate.

                                                                             Long Term Compensation
                                          Annual Compensation                        Awards
                    --------------------------------------------------    -------------------------------

                                                                                            Securities
                                                                           Restricted       Underlying
Name and                                                Other Annual         Stock           Options/             All Other
Principal Position   Year        Salary      Bonus     Compensation(1)    Awards($)(2)      SARs(#)(3)      Compensation(4)(5)(6)
------------------- ------       ------      -----     ---------------    ------------      ----------      ---------------------
Harold K. Neal
 President and       1997     $  107,200     $ 500          $  9,600        $    --            $ --                 $32,509
 Chief Executive     1996        100,000       500             7,600             --              --                  23,843
 Officer             1995         90,000       500             5,850         141,334            31,409               25,127



                            (Footnotes on next page.)

                         (Footnotes from previous page.)

------------------------
(1) Includes fees for service on the board of directors of the Savings Bank and FFE. Except as otherwise disclosed, there were no (a) perquisites over the lessor of $50,000 or 10% of the named executive officer's total salary and bonus for the year; (b) payments of above market or preferential earnings on deferred compensation; (c) payments of earnings with respect to long term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.
(2) 12,563 shares of Common Stock were awarded on January 25, 1995. The closing market price of the Common Stock on the date of grant was $11.25 per share. Awards are earned by participants at a rate of 20% per year for five years (beginning January 25, 1996). Dividends received by the RRP are paid to the participants. At September 30, 1997, 7,537 shares with a market value of $184,657 at such date (based on the closing price of the Common Stock at September 30, 1997) remain unvested.
(3) Effective January 25, 1994, options to purchase 31,409 shares of Common Stock were granted under the 1994 Stock Option Plan and 18,846 of the options are exercisable within 60 days of the Voting Record Date. Such options by their term are exercisable at the rate of 20% per year beginning on the anniversary date of the date that the option plan was approved by stockholders (January 25, 1995).
(4) Represents employer contributions of $2,154, $2,010 and $1,810 to the Savings Bank's 401(k) Savings Plan for fiscal years 1997, 1996, and 1995, respectively. See "--401(k) Savings Plan."
(5) Includes employer contributions to the Savings Bank's Money Purchase Plan of $5,385, $5,025 and $4,525 in fiscal years 1997, 1996 and 1995, respectively.
(6) Includes 1,003.80, 995, and 914 shares of Common Stock allocated to Mr. Neal's account pursuant to the ESOP during fiscal 1997, 1996 and 1995, respectively. Such allocated stock had a fair market value of $24,970, $16,791 and $16,224 at September 30, 1997, 1996 and 1995, respectively.


         Employment Agreement. The Savings Bank has entered into an employment agreement with Harold K. Neal, President and Chief Executive Officer. The employment agreement has a term of three years. Mr. Neal's base compensation under the agreement for fiscal 1997 was $107,200 and is reviewed at least annually by the Board of Directors. The agreement may be terminable by the Savings Bank for "just cause" as defined in the agreement. If the Savings Bank terminates Mr. Neal without just cause, Mr. Neal will be entitled to a continuation of his salary from the date of termination through the remaining term of the agreement. In the event of involuntary termination of employment in connection with, or within one year after, any change in control of the Savings Bank, Mr. Neal will be paid in a lump sum an amount equal to 2.99 times Mr. Neal's salary. In the event of a change in control at September 30, 1997, Mr. Neal would have been entitled to a lump sum payment of approximately $321,600. The aggregate payments that would be made would be an expense to the Savings Bank, thereby reducing net income and the Savings Bank's capital by that amount. The agreements may be renewed annually by the Board of Directors upon a determination of satisfactory performance within the Board's sole discretion.

         Stock Option Plan. In connection with the Savings Bank's conversion from mutual to stock form in August 1994 (the "Conversion") and acquisition of the outstanding stock of the Savings Bank by the Company, (the "Reorganization"), the Company's Board of Directors adopted the 1994 Stock Option Plan (the "Option Plan"), which was ratified by stockholders of the Company at the January 25, 1995, special meeting of stockholders. Pursuant to the Option Plan, 125,637 shares of Common Stock are reserved for issuance upon exercise of stock options granted or to be granted to officers, directors and key employees of the Company from time to time. Options vest over a five year period. The purpose of the Option Plan is to provide additional incentive to certain officers, directors and key employees by facilitating their purchase of a stock interest in the Company. The Option Plan, which became effective upon the Reorganization, provides for a term of ten years, after which no awards may be made, unless earlier terminated by the Board of Directors pursuant to the Option Plan. Options become immediately vested in the event of death, disability or a "change-in-control" of the Company or the Savings Bank. Options to purchase 6,250 shares of Common Stock were granted in fiscal 1997.

         The following table sets forth additional information concerning options granted under the 1994 Stock Option Plan.


                               Option/SAR Exercises and Fiscal Year End Value Table

                                                                      Number of Securities
                                                                           Underlying      Value of Unexercised
                                                                           Unexercised         In-The-Money
                                                                          Options/SARs         Options/SARs
                                                                          at FY-End (#)      at FY-End ($) (1)
                                                                          -------------      -----------------
                             Shares Acquired                              Exercisable/         Exercisable/
Name                         on Exercise (#)   Value Realized ($) (1)     Unexercisable        Unexercisable
----                         ---------------   ----------------------     -------------        -------------
Harold K. Neal                      0                     0               18,846/12,563      $461,727/$307,794


------------------------------
(1) Based upon the closing price of the Common Stock as of September 30, 1997 of $24.50 per share.


         Recognition and Retention Plan. The Savings Bank maintains a recognition and retention plan (the "RRP") as a method of providing directors, officers, and key employees of the Savings Bank with a proprietary interest in the Company in a manner designed to encourage such persons to remain in the employment or service with the Savings Bank. The RRP was ratified by stockholders of the Company at the January 25, 1995 special meeting of stockholders. The Savings Bank contributed sufficient funds to the RRP Trusts which enabled the RRP Trusts to purchase Common Stock representing 4% of the aggregate number of shares issued in the Conversion (i.e., 50,250 shares of Common Stock). Awards under the RRPs vest over a five-year period and were made in recognition of prior and expected future services to the Bank of its directors and officers responsible for implementation of the policies adopted by the Board of Directors, the profitable operation of the Savings Bank, and as a means of providing a further retention incentive and direct link between compensation and the profitability of the Savings Bank. Awards under the RRP become immediately vested in the event of death, disability or a "change-in-control" of the Company or the Savings Bank.

Long-Term Incentive Plans

         The Corporation does not presently sponsor any long-term incentive plans nor did it make any payouts to Harold K. Neal under such plans during the fiscal year ended September 30, 1997.

Performance Graph

         The Company completed its initial stock offering of the Common Stock at a price of $10.00 per share on August 19, 1994. The closing price of the Common Stock as reported on the Nasdaq National Market on September 30, 1997 was $24.50.

         The following graph compares the cumulative total shareholder return of the Common Stock of the Company with that of (a) the total return index for domestic companies listed on the Nasdaq Stock Market and (b) the total return index for banks listed on the Nasdaq Stock Market. These total return indices of the Nasdaq Stock Market are computed by the Center for Research in Securities Prices

("CRSP") at the University of Chicago. All three investment comparisons assume the investment of $100 at the market close on August 19, 1994 and the reinvestment of dividends when paid. The graph provides comparisons at the end of the fiscal years of the Company.

         There can be no assurance that the Company's stock performance will continue with the same or similar trends depicted in the following graph. The Company will not make or endorse any predictions as to future stock performance.


                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                         8/19/94    9/30/94     9/30/95      9/30/96    9/30/97
--------------------------------------------------------------------------------
CRSP Nasdaq U.S. Index   $100.00    $102.91     $142.14      $168.67    $231.51
--------------------------------------------------------------------------------
CRSP Nasdaq Bank Index    100.00      98.45      124.13       158.40     263.87
--------------------------------------------------------------------------------
Bedford Bancshares,Inc.   100.00     120.00      180.00       175.00     260.73
--------------------------------------------------------------------------------

Other Benefits

         Money Purchase Plan. The Savings Bank established a money purchase plan, a form of tax-qualified retirement plan effective October 1, 1993. Such plan initially provided a benefit allocation annually equal to 10% of a participant's compensation. This annual allocation was reduced to 5% effective October 1, 1994. Contributions are 100% vested following the completion of six years of service, with new employees becoming vested at 20% per year beginning the second year of service. Benefits are payable upon termination of employment, retirement, death, disability or plan termination.

         Total contributions to the Money Purchase Plan by the Savings Bank for the fiscal year ended September 30, 1997 were $43,644.

         401(k) Savings Plan. The Savings Bank sponsors a tax-qualified defined contribution savings plan, ("401(k) Plan"), for the benefit of its employees. Employees become eligible to participate under the Plan after age 21 and completing one year of service. Under the 401(k) Plan, employees may voluntarily elect to defer up to 10% of compensation, not to exceed applicable limits under the Code (i.e., $10,200 in 1997). The first 4% of employee compensation shall be matched by a Savings Bank contribution of $.50 for each $1.00 of employee contribution. Such matching contributions shall be 100% vested following completion of six years of service.

         Total contributions to the 401(k) Plan by the Savings Bank for all employees for the fiscal year ended September 30, 1997 were $16,436.

         Employee Stock Ownership Plan. The Savings Bank has established an employee stock ownership plan, the ESOP, for the exclusive benefit of participating employees. Participating employees are employees who have completed one year of service with the Savings Bank or its subsidiary and attained age 21. On October 26, 1995, the Savings Bank submitted an application to the Internal Revenue Service (the "IRS") for a letter of determination as to the tax-qualified status of the ESOP. The Savings Bank subsequently received a favorable letter of determination from the IRS concerning the tax-qualified status of the ESOP.

         The ESOP is funded by contributions made by the Savings Bank in cash or Common Stock. Benefits may be paid either in shares of Common Stock or in cash. The ESOP borrowed funds from the Company to acquire 80,000 shares of the Common Stock issued in the Conversion, representing 6.37% of shares outstanding. This loan is secured by the shares purchased and earnings of ESOP assets. The Company financed the ESOP debt directly. Shares purchased with such loan proceeds will be held in a suspense account for allocation among participants as the loan is repaid. This loan is expected to be fully repaid in approximately 10 years. The Savings Bank accrued $196,000 to the ESOP for the fiscal year ended September 30, 1997. Benefits under the ESOP are allocated pro rata based upon participant compensation paid during a plan year.

         The Board of Directors has appointed Directors Bond, Cooper, Garrett, Neal and Putney and Nancy T. Snyder to a committee (the "ESOP Committee") to administer the ESOP. Directors Bond, Cooper, Garrett and Putney serve as the ESOP Trustees (the "ESOP Trustees"). The Board of Directors or the ESOP
Committee may instruct the ESOP Trustees regarding investments of funds contributed to the ESOP. The ESOP Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares and allocated shares for which no timely direction is received will be voted by the ESOP Trustees as directed by the Board of Directors or the

ESOP Committee, subject to the Trustees' fiduciary duties. As of the Voting Record Date, 25,333 shares had been allocated to participants.

--------------------------------------------------------------------------------
                 CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS
--------------------------------------------------------------------------------

         Director Garrett is a partner of Garrett & Garrett, a law firm that serves as the Savings Bank's general counsel in connection with all matters of law. For the fiscal year ended September 30, 1997, fees paid to Mr. Garrett's firm by the Savings Bank were $15,000. The Savings Bank believes that transactions with Mr. Garrett's firm are on terms substantially the same, or at least as favorable to the Savings Bank, as those that would be provided by a non-affiliate.

         Director Walton is an independent real estate appraiser who works on a fee basis for Bedford Federal and other financial institutions through the firm of Scott & Bond Insurance and Real Estate. The amount of appraisal fees earned by Mr. Walton for appraisal work for the Bank in fiscal 1997 was $5,018. See also "--Director Biographical Information."

         No directors, executive officers or immediate family members of such individuals were engaged in transactions with the Savings Bank or any subsidiary involving more than $60,000 during the year ended September 30, 1997 except those detailed above. Furthermore, the Savings Bank had no "interlocking" relationships existing on or after September 30, 1997 in which (i) any executive officer is a member of the Board of Directors/Trustees of another entity, one of whose executive officers is a member of the Savings Bank's Board of Directors, or where (ii) any executive officer is a member of the compensation committee of another entity, one of whose executive officers is a member of the Savings Bank's Board of Directors.

         The Savings Bank, like many financial institutions, has followed a policy of granting various types of loans to officers and directors. The loans have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Savings Bank's other customers, and do not involve more than the normal risk of collectibility, nor present other unfavorable features. All loans by the Savings Bank to its directors and executive officers are subject to OTS regulations restricting loans and other transactions with affiliated persons of the Savings Bank. Loans to executive officers and directors of the Savings Bank, and their affiliates, amounted to $386,287, or 2.23% of the Savings Bank's retained earnings at September 30, 1997.

--------------------------------------------------------------------------------
              PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

         B.D.O. Seidman, LLP, Richmond, Virginia, was the Company's independent public accountant for the 1997 fiscal year. The Board of Directors of the Company presently intends to renew the Company's arrangement with B.D.O. Seidman, LLP to be its auditors for the fiscal year ending September 30, 1998. A representative of B.D.O. Seidman, LLP is expected to be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if the representative so desires.

         Ratification   of  the   appointment  of  the  auditors   requires  the
affirmative vote of a majority of the votes cast by the stockholders of the Company at the Meeting. The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of B.D.O. Seidman as the Company's auditors for the 1998 fiscal year.

--------------------------------------------------------------------------------
                          PROPOSAL III - A STOCKHOLDER
                  PROPOSAL, OPPOSED BY THE BOARD OF DIRECTORS,
                  TO RECOMMEND THAT THE COMPANY TAKE ACTION TO
                    APPOINT A COMMITTEE TO ACTIVELY SOLICIT A
                   MERGER OR ACQUISITION OF THE COMPANY WITH A
                     LARGER FINANCIAL INSTITUTION FOR STOCK
--------------------------------------------------------------------------------

         A stockholder of the Company has informed management of his intention to present at the annual Meeting, the proposed resolution as set forth below (the "Proposal"). The rules of the SEC require that the proposal and the accompanying statement be included herein. The resolution set forth below was submitted by Robert M. Workman, Sr., 805 Ivy Lake Drive, Forest, Virginia, 24551, who is the beneficial owner of 15,000 shares of the Company's Common Stock.

         Approval of the stockholder proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of the Common Stock entitled to vote thereon. The Board of Directors believes that the Proposal is not in the best interest of the Company and its Stockholders, and your Board of Directors unanimously recommends a vote AGAINST the Proposal. (See the statement in opposition by the Board of Directors of the Company which follows).

         The proposed resolution and supporting statement, as submitted to the Company by Mr. Workman, is as follows:

         RESOLVED, that the Shareholders request the Chairman of the Board of Bedford Bankshares, Inc. (sic) to appoint a committee of at least 3 outside directors, to actively solicit a merger or acquisition of Bedford Bankshares, with a larger financial organization, for a stock exchange, that would be favorable to the shareholders of both institutions.

--------------------------------------------------------------------------------
              SUPPORTING STATEMENT - SUBMITTED BY ROBERT M. WORKMAN
--------------------------------------------------------------------------------

         1. Bedford Bankshares stock price already has merger speculation built into its stock price. At $25.00 per share the stock is selling for more than 20 times earnings and over 1 & 1/2 times book value. We now have an opportunity to be acquired at a premium to this price.

         2. Current earnings and growth will not continue to support the current price levels and without an affiliation or major increases in growth, earnings, and dividends, the price of our shares will fall from current levels.

         3. In our limited market, with our current resources, we will not be able to earn or grow to these levels in the immediate future. Acquisitions for growth by us are not feasible without dilution.

         4. There is currently a wave of Bank merger activities in the Virginia market. I am told of interest in acquisition of Bedford Bankshares, by at least 3 banks in our market. The time is ripe for this action and delays by management could cause lost opportunity. Initiative on our part could uncover numerous potential partners, and enhance shareholder value considerably.

         5. Continued efforts to grow Bedford Bankshares will require large outlays of capital for buildings, equipment, personnel, and technology which under the best scenario, will produce results in the future and dilute current earnings.

         6. The ESOP plan of the company will continue to erode the book value of our stock as more shares are issued to participants. This will reduce the value of our stock in an exchange and in market value price of our stock unless earnings grow at a faster pace.

         7. Management has a stated policy of not discussing merger plans with shareholders and would not discuss the subject at the last stockholder meeting. It was apparent from the little discussion held that a merger is desired by numerous shareholders. They deserve a chance to vote on it as a group and if the majority prevail, then the Board can follow their wishes in private, as deemed appropriate.

--------------------------------------------------------------------------------
                      RESPONSE OF THE BOARD OF DIRECTORS OF
                        THE COMPANY AGAINST THE PROPOSAL
--------------------------------------------------------------------------------

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE AGAINST THE STOCKHOLDER PROPOSAL.

         The following sets forth the reasons why the Board of Directors is unanimously recommending that the Company's stockholders vote against the Proposal. All members of the Board are stockholders and will vote AGAINST the Proposal. The Board believes that implementing the Proposal is not in the best interests of stockholders for the following reasons:

         * In furtherance of its fiduciary duties, the Board is required to consider any bona fide offers to purchase the Company regardless of the Proposal; and has a standing committee that is charged with the responsibility of conducting an initial review of any such bona fide offers. To help insure impartiality, three of the four members of this committee are outside/non-management directors.

         * The Proposal may cause concern among long-time loyal customers who know, like and want to deal at their local, hometown bank. This could disrupt the business operations of the Company and the Savings Bank, causing the loss of business and adversely affecting the price of the common stock.

         * The Proposal could result in the pursuit of a transaction which fails. This would be very time consuming, disruptive and expensive to the Company.

         * The Proposal includes speculative conclusions and inaccurate information.

         * There can be no assurance that an acquisition of the Company would result in stockholders receiving a "premium to this price".

         * Original stockholders of the Company have received returns above the historical rate of return on stocks, through both price appreciation and cash dividends, on the stock of the Company.

         * If the Company were to be acquired, there can be no assurance that a stock-for-stock transaction would necessarily be in the best interest of stockholders.

         * In negotiating a potential acquisition of the Company, the Board will not be in a position to make sure the transaction is favorable to the stockholders of both companies.

Fiduciary Duty of the Board

         The Board of Directors has a fiduciary duty to act, in good faith and after reasonable investigation, in the best interests of all stockholders of the Company. This is a fiduciary duty required by law. In connection with its fiduciary duties, the Board is required to carefully consider any bona fide offer to acquire the Company. Furthermore, the Board currently has a Strategic Planning Committee that is to meet periodically to address such issues, should they be presented. See "I - Information with Respect to Nominees for Director; Directors Whose Terms Continue; and Executive Officers - Meetings and Committees of the Board of Directors." While the Board is aware of the current market conditions, including the takeover market, it does not believe that decisions regarding a sale of the Company should be made in haste merely because Mr. Workman believes that a merger with a larger financial institution through a stock exchange is the only way to enhance stockholder value. The Board has an ongoing responsibility to examine various strategies designed to enhance stockholder value, including, but not limited to, ways to enhance earnings, stock repurchases, stock and cash dividends, as well as possible acquisitions. As the Board seeks to maximize long-term stockholder value, it believes that the Company's business strategy of operating a profitable and growth oriented company will result in increased worth and value for the stockholders in the future whether or not an offer to acquire the Company is submitted.

         It is important to note that directors, officers and other employees beneficially own or have the right to acquire pursuant to the Company's various stock plans (but excluding options), approximately 21.56% of the Company's outstanding shares. While it could be argued that such individuals have goals other than maximizing stockholder value (e.g., retain jobs, positions), management believes the interests of all employees are closely aligned with fellow stockholders in seeking to maximize value.

Disruptive to Business

         The Savings Bank was originally incorporated in 1934. As of September 30, 1997, the Company had grown to total assets, deposits and stockholders equity of $139.1 million, $103.6 million and $19.6 million, respectively. The Company and the Savings Bank conduct business from three offices located in the City and County of Bedford, Virginia. The Board of Directors believes that the Company and its subsidiary, Bedford Federal Savings Bank, can continue to compete effectively as a local community financial institution, which is primarily owned by stockholders residing in its market area and Virginia.

         The Company believes that approval of the Proposal could disrupt the operations of the Company and the Savings Bank. The Savings Bank is a community oriented financial institution that has developed long-term relationships with many of its customers. Approval of the proposal may confuse the Savings Bank's current and future customers as to future ownership and control of the Savings Bank and adversely affect the Savings Bank's ability to conduct its business in the normal manner. In addition, approval of the proposal may confuse and substantially undermine employee confidence regarding their future status with the Company. Such confusion could adversely affect the Company's effectiveness and ability to perform its services. Further, adoption of the Proposal could cause the Board to initiate in haste a transaction that after much time, effort and diversion, might not be workable and could be very costly especially to earnings and ultimately, share price.

May Confuse the Market Place

         Approval of the Proposal may confuse investors, causing volatility in the market price of the Company's common stock. Adoption of the Proposal could force the Company to actively solicit a merger or acquisition and could be interpreted by some investors as a signal that the Company has some underlying performance issues, thereby causing such investors to lose confidence in the Company. Conversely, such actions could unnecessarily cause a run-up in the price of the Company's common stock as investors determine that the Company is for sale. Directors are elected by stockholders to oversee the business affairs of the Company and to evaluate and consider all of the various strategic options which may be available from time to time. In seeking to maximize long-term stockholder value, the Board does not believe that it is in the best interests of stockholders to take action that could disrupt the price of the common stock in the short-term due to market confusion regarding a potential acquisition of the Company. The Board believes that those stockholders with short-term goals are always free to adjust their positions in the Company's stock through market transactions.

Inaccurate Statements

         The statements made by Mr. Workman regarding the Savings Bank's ESOP are inaccurate. For the purposes of book value per share, all ESOP shares are already considered outstanding, therefore there is no further dilution for book value calculations. While the exercise of options under the stock option plan would dilute existing stockholders, the Company believes any such dilution is outweighed by the incentive to grantees to maximize stockholder value. (The higher the Company's stock price, the greater the value of the option).

         Furthermore, while Mr. Workman states that a majority of the stockholders should prevail, it is important to note that Article 10.A. of the Company's Articles of Incorporation provides that for a period of five years from the date of the Savings Bank's mutual-to-stock conversion, no person can acquire more than 10% of the stock of the Company. This provision can only be amended by 80% of the outstanding shares of the Company's stock. The Company's Articles also have other anti-takeover provisions requiring supermajority votes.

No Assurance of a Premium

         There can be no assurance that an acquisition of the Company would result in stockholders receiving a price at a premium to the Company's current stock price. The Board believes that, under current circumstances, the Company is best able to serve the long-term interests of its stockholders if it is able to focus on continually improving the performance of the Company and increasing stockholder value over time, while examining all strategic alternatives. The Board is well aware of the increase in merger activity in the Virginia market area, however, many of these acquisitions have involved larger banks with significant market share and relatively lower capital positions. We believe it is misleading to assume or infer that all financial institutions (especially institutions with excess capital such as ours) could be sold for the substantial premiums which have been reported in certain other recent bank acquisitions. Furthermore, in considering any stock-for-stock transaction that may appear to have a large premium relative to the value of the Company's shares, the acquiror's stock could transfer significant risks to you as a stockholder in the event the stock received is over-inflated and the growth or maintenance of value is unsustainable. In addition, the Directors do not feel that it would be prudent to restrict potential offers solely to a stock exchange transaction.

Historic Returns

         The stockholders of the Company have received a return on their investment above the historical rate of return for many other stocks. Bedford Federal Savings Bank converted from the mutual to stock form of organization in August, 1994. The Company originally issued 1,256,375 shares of Common Stock at a price of $10.00 per share. The Savings Bank has continuously paid a cash dividend since April 20, 1995. As of November 17, 1997, the Common Stock of the Company closed on the Nasdaq National Market at a price of $27.25 per share. Therefore, if a stockholder originally purchased stock at the time of the conversion at $10.00 per share, he has realized an appreciation (excluding dividends) of approximately $17.25 per share or 172.5%. A person who purchased stock in the conversion at $10.00 per share has received, through November 17, 1997, total cash dividends of $1.22 per share. The Board of Directors believes that the price appreciation and dividend yield on the Company's stock have provided its stockholders with returns above the historical rate of return on stocks, and accordingly, the Board of Directors believes that the investment of stockholders will continue to be served best by controlling the Company's own destiny by carefully analyzing all options that may become available as opposed to a quick sale of the Company.

Conclusion

         The Board, in the exercise of its fiduciary duties, will as always carefully consider any appropriate action, including the evaluation of any bona fide offer for the sale of the Company that would serve the best interest of the stockholders and the community. Therefore, the Board believes the Proposal is redundant, unnecessary, and imprudent for stockholders to adopt.

FOR ALL OF THE ABOVE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL III.
         -------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

         The Company's 1997 Annual Report to Stockholders, including financial statements, will be mailed to all stockholders as of the Voting Record Date. Any stockholder who has not received a copy of such Annual Report by December 30, 1997 may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference. Stockholders may receive a copy of the Company's Annual Report on Form 10-KSB by writing to the Secretary of the Company.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive offices at 125 W. Main Street, Bedford, Virginia 24523, no later than August 21, 1998. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting such proxies.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The  cost of  soliciting  proxies  will be borne  by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. The Company has retained Kissel-Blake, Inc., New York, New York, to assist in the solicitation of proxies at a cost of $2,500 plus expenses. In addition to solicitations by Kissel-Blake, directors, officers and regular employees of the Company may solicit proxies without additional compensation.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Nancy T. Snyder
                                       Corporate Secretary

Bedford, Virginia
December 19, 1997

APPENDIX A

--------------------------------------------------------------------------------
                            BEDFORD BANCSHARES, INC.
                               125 W. MAIN STREET
                             BEDFORD, VIRGINIA 24523
                                 (540) 586-2590
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                January 28, 1998
--------------------------------------------------------------------------------

         The undersigned hereby appoints the Board of Directors of Bedford Bancshares, Inc. ("Corporation"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Meeting"), to be held at the Olde Liberty Station, 515 Bedford, Avenue, Bedford, Virginia 24523 on Wednesday, January 28, 1998, at 2:00 p.m. and at any and all adjournments thereof, as follows:

                                                           FOR  WITHHELD
                                                           ---  --------

1.        The election as director of all nominees,
          each for a 3 year term:                          |_|    |_|

          Hugh H. Bond
          William T. Powell
          Macon C. Putney

          The Board of Directors recommends a vote "FOR" the nominees.

INSTRUCTIONS: To withhold your vote for any individual nominee, insert the nominee's name on the line provided below.


                                                           FOR  AGAINST  ABSTAIN
                                                           ---  -------  -------
2.        PROPOSAL TO RATIFY THE APPOINTMENT
          OF B.D.O. SEIDMAN, LLP as independent
          auditors of Bedford Bancshares, Inc.
          for the fiscal year ending September 30, 1998.   |_|    |_|      |_|

          The Board of Directors recommends a vote "FOR" the ratification of auditors.

3.        PROPOSAL OF STOCKHOLDER recommending             |_|    |_|      |_|
          the Board to take steps necessary to have Bedford Bancshares, Inc. merge with or sold to another institution for stock.

          The Board of Directors  recommends a vote  "AGAINST"  the  stockholder
proposal.                                             -------

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 STATED ABOVE AND AGAINST PROPOSAL 3 AS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

          Should the undersigned be present and elects to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Corporation at the Meeting of the stockholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of the Corporation of his or her decision to terminate this proxy.

          Prior to the execution of this proxy, the undersigned acknowledges receipt from the Corporation of a Notice of the Meeting, a Proxy Statement dated December 19, 1997, and a 1997 Annual Report.


Dated:                , 199      |_| Please check here if you plan to attend the
       ---------------     --       Meeting.


-------------------------------      -------------------------------------------
PRINT NAME OF STOCKHOLDER            PRINT NAME OF STOCKHOLDER


-------------------------------      -------------------------------------------
SIGNATURE OF STOCKHOLDER             SIGNATURE OF STOCKHOLDER



Please sign exactly as your name appears on this Proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------